As filed with the Securities and Exchange Commission on March 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

397 Eagleview Boulevard

Exton, PA 19341

(610) 458-7300

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas F. Doyle, Esq.

Vice President, General Counsel and Secretary

ViroPharma Incorporated

397 Eagleview Boulevard

Exton, PA 19341

(610) 458-7300

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Thomas L. Hanley, Esq.

Pepper Hamilton LLP

600 Fourteenth Street, NW

Washington, DC 20005

(202) 220-1200

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share/Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Convertible Debt Securities	—	—	—	$0
Common Stock, $0.002 par value(2)	—	—	—	$0

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.
(2)	Each share of common stock is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Registrant and StockTrans, Inc., as Rights Agent, dated as of September 10, 1998 (as amended to date). Until the occurrence of certain specified events, these rights are not exercisable, are evidenced by the certificates for the common stock and are transferred solely with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

ViroPharma Incorporated

Convertible Debt Securities

Common Stock

We may offer and sell from time to time in one or more offerings convertible debt securities or shares of our common stock, par value $0.002 per share, including shares of common stock issuable upon conversion, exchange or exercise of our convertible debt securities. We will provide a supplement to this prospectus that contains specific information about the terms of the offering and the securities being offered each time we sell securities. We will not use this prospectus to sell our securities unless it is accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of our securities.

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “VPHM.” The last reported sale price of our common stock on March 16, 2007 was $14.69 per share.

We do not expect our convertible debt securities to be listed on any securities exchange or over-the-counter market.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters will be included in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 19, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. By using a “shelf” registration statement, we may sell any of the securities or any combination of the securities registered on the registration statement from time to time and in one or more offerings. Each time we sell securities pursuant to this registration statement, we will issue a prospectus supplement to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and of the securities being offered. Each prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information about us described under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information we provide in this prospectus and any prospectus supplement or incorporate by reference in this prospectus or any prospectus supplement that we issue. We have not authorized any person to make any statement or provide any disclosure or other information that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement. If any person does make a statement or provide any disclosure or other information that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the cover page of the prospectus or any prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since that date.

Unless we indicate otherwise, references herein to “ViroPharma,” “we,” “our” and “us” are to ViroPharma Incorporated and our subsidiaries.

“ViroPharma,” “ViroPharma” plus the design, and “Vancocin” are trademarks and service marks of ViroPharma. We have obtained trademark registration in the U.S. for the marks in connection with certain products and services. All other brand names or trademarks appearing herein are the property of others.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

Our recent SEC filings are also available to the public free of charge at our website at www.viropharma.com. Except to the extent specifically described below under “Incorporation by Reference,” information on our website is not incorporated by reference into the registration statement, this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain documents and information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may furnish to the SEC from time to time will be incorporated by reference into, or otherwise included in, this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Securities Exchange Act of 1934 and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the completion of the offering of all securities covered by the prospectus supplements:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our definitive Proxy Statement on Schedule 14A filed on April 10, 2006;

•

the description of our common stock contained in the Registration Statement on Form 8-A filed on November 8, 1996, including any amendments or reports filed for the purpose of updating that description; and

•	the description of rights to purchase our preferred shares contained in the Registration Statement on Form 8-A filed on September 21, 1998.

If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address requests for documents to Thomas F. Doyle, Vice President and General Counsel, ViroPharma Incorporated, 397 Eagleview Boulevard, Exton, PA 19341, (610) 458-7300.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this prospectus, any prospectus supplement or the other documents incorporated by reference, are necessarily estimates reflecting the judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in any prospectus supplement and the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2006 and elsewhere and in those documents incorporated by reference into this prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•

the development of competitive generic versions of oral Vancocin, approval of products which are currently marketed for other indications by other companies or new pharmaceuticals and technological advances to treat the conditions addressed by Vancocin;

•	fluctuations in wholesaler order patterns and inventory levels;

•	manufacturing, supply or distribution interruptions, including but not limited to our ability to acquire adequate supplies of Vancocin to meet demand for the product;

•	changes in prescribing or procedural practices of infectious disease, gastroenterology and internal medicine doctors, including off-label prescribing of other products;

•	regulatory action by the FDA and other government regulatory agencies;

•	decreases in the rate of infections for which Vancocin is prescribed;

•	decrease in the sensitivity of the relevant bacteria to Vancocin;

•	changes in terms required by wholesalers, including fee-for-service contracts;

•	the timing and results of anticipated events in our CMV and HCV programs; and

•

the timing and nature of potential business development activities related to our efforts to expand our current portfolio through in-licensing or other means of acquiring products in clinical development or marketed products.

Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

VIROPHARMA INCORPORATED

We are a biopharmaceutical company dedicated to the development and commercialization of products that address serious infectious diseases, with a focus on products used by physician specialists or in hospital settings. We intend to grow through sales of our marketed product, Vancocin® HCl capsules, through the continued development of our product pipeline and through potential acquisition or licensing of products or acquisition of companies.

We have one marketed product and multiple product candidates in development. We market and sell Vancocin® HCl capsules, the oral capsule formulation of vancomycin hydrochloride, in the U.S. and its territories. Vancocin is a potent antibiotic approved by the U.S. Food and Drug Administration, or FDA, to treat antibiotic-associated pseudomembranous colitis caused by Clostridium difficile, or C. difficile, and enterocolitis caused by Staphylococcus aureus, including methicillin-resistant strains. We are developing maribavir for the prevention and treatment of cytomegalovirus, or CMV, disease, and HCV-796 for the treatment of hepatitis C virus, or HCV, infection. We have licensed the U.S. and Canadian rights for a third product candidate, an intranasal formulation of pleconaril, to Schering-Plough for the treatment of picornavirus infections.

We intend to continue to evaluate in-licensing or other means of acquiring products in clinical development, and marketed products, in order to expand our current portfolio. Such products may be intended to treat, or currently used to treat, the patient populations treated by physician specialists or in hospital settings.

We were incorporated in Delaware in September 1994 and commenced operations in December 1994. Our executive offices are located at 397 Eagleview Boulevard, Exton, Pennsylvania 19341, our telephone number is 610-458-7300 and our website address is www.viropharma.com. Information contained on our website does not constitute part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we expect to use the net proceeds from the offerings for general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We have declared and paid dividends in the past on our previously outstanding series A convertible participating preferred stock; however, there currently are no shares of preferred stock of any class or series outstanding. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business and other factors our board of directors deems relevant.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Fiscal Years Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	60.50	11.29	—	—	—

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes and before adjustment for losses or earnings from equity investments plus fixed charges and dividends received from equity investments. Fixed charges consist of interest charges (whether expensed or capitalized), amortization of debt expense and that portion of rental expense we believe to be representative of interest. Earnings were insufficient to cover fixed charges in 2004, 2003 and 2002 by $19.5 million, $36.9 million and $26.6 million, respectively.

As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read the more detailed provisions of our amended and restated certificate of incorporation and bylaws carefully, which are incorporated by reference as exhibits to this registration statement of which this prospectus is a part.

General

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.002 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 shares are designated as series A junior participating preferred stock and 2,300,000 shares are designated as series A convertible participating preferred stock. As of March 1, 2007 we had outstanding 69,769,988 shares of common stock held of record by 677 stockholders. We currently do not have any shares of preferred stock outstanding. No other classes of capital stock are authorized under our amended and restated certificate of incorporation. The issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Elections of directors are determined by a plurality of the votes cast and the board of directors is divided into three classes, each as nearly equal in number as possible. Our certificate of incorporation may be amended as permitted by law. Except as otherwise required by law, all other matters upon which holders of our common stock are entitled to vote are determined by a majority of the votes cast. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, subject to any preferential liquidation rights of outstanding preferred stock, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that we have designated and issued and any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the holders of our common stock, to issue 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. We have reserved for issuance 200,000 shares of series A junior participating preferred stock and 2,300,000 shares of series A convertible participating preferred stock. We currently do not have any shares of preferred stock outstanding. Rights to purchase 200,000 shares of our series A junior participating preferred stock in connection with our stockholder rights plan are currently outstanding; these rights are attached to our outstanding shares of common stock and may only be triggered upon the occurrence of certain events. The preferences and rights of our designated preferred stock are superior to those of the holders of our common stock. For example, the holders of our designated preferred stock are given a preference in payment upon our liquidation, dissolution or winding up and the right of payment or accumulation of dividends before any distributions are made to the holders of common stock.

Equity Incentive Awards

As of December 31, 2006, we had outstanding options to purchase 3,919,422 shares of common stock. The weighted average price of the outstanding options at December 31, 2006 is $9.93 per share. In addition, as of December 31, 2006, we had 2,297,785 shares of common stock in the aggregate reserved and available for grant under our 2005 Stock Option and Restricted Share Plan, 2001 Equity Incentive Plan and Employee Stock Purchase Plan.

Anti-Takeover Effects of Provisions of Charter Documents and Delaware Law

Certain provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation and bylaws, could make it more difficult to acquire us or even prevent us from being acquired by means of a tender offer, a proxy contest or otherwise, or to remove our incumbent directors and officers. These provisions, which we have summarized below, are intended to discourage certain takeover practices that could be coercive or result in inadequate takeover bids, to encourage persons seeking to acquire control of us to first negotiate a transaction with us and to enhance the likelihood of continued stability in the composition of our board of directors and executive management. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging third parties from initiating a tender offer for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts and also may have the effect of preventing changes in our executive management.

Delaware Anti-Takeover Statute.    We are subject to Section 203 of the DGCL, which is an anti-takeover statute. Section 203 of the DGCL generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in accordance with Section 203’s requirements. In general, a “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder and an “interested stockholder” is a person who (together with affiliates and associates), owns (or, within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s outstanding voting stock. The applicability of this provision to us would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for your shares.

Stockholder Meetings.    Our bylaws provide that a special meeting of our stockholders may be called only by our board of directors or stockholders of record collectively owning 25% of the outstanding stock of any class entitled to vote at such meeting.

Classified Board of Directors.    Our amended and restated certificate of incorporation provides for a classified board of directors serving staggered three-year terms.

Election of Directors.     Under our amended and restated certificate of incorporation and bylaws, our directors are elected at the annual meeting of stockholders by a plurality of the votes entitled to vote in the election of directors and hold office for a term of three years and until their successors are duly elected and qualified, or until their death, resignation or removal.

No Cumulative Voting.    The DGCL provides that stockholders do not have a right to cumulate their votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Board Size; Filling of Vacancies.    Our amended and restated certificate of incorporation and bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors. Any vacancies in our board of directors resulting from death, resignation or removal from office or other cause will be filled by the majority vote of our remaining directors in office or by a plurality of the votes cast at a meeting of stockholders.

Preferred Stock.    Our certificate of incorporation allows our board of directors, without further action by the holders of our common stock, to issue 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. To date, we have reserved for issuance 200,000 shares of series A junior participating preferred stock and 2,300,000 shares of series A convertible participating preferred stock. The authorization of our board of directors to issue preferred stock makes it possible for them to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

Amendments to Charter Documents.    The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation or bylaws otherwise provide. With the exception of certain sections of our bylaws relating to special meetings of stockholders, consent of stockholders in lieu of meeting, voting and indemnification of our directors, officers and employees, our bylaws may be amended or repealed by our board of directors without the approval of the majority of the outstanding shares of our capital stock.

Indemnification and Limitation of Liability

Section 145 of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Our amended and restated certificate of incorporation limits the personal liability of our directors to us or to any of our stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.4 of our bylaws provides for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of ours or any predecessor of ours, or serves or served any other enterprise as a director, officer or employee at our request or the request of any of our predecessors.

We have also entered into indemnity agreements with each of our directors and officers. These agreements may require us, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors’ and officers’ liability insurance if available on reasonable terms.

Stockholder Rights Plan

On September 10, 1998, our board of directors adopted a stockholder rights plan and, in connection with that plan, designated 200,000 shares of series A junior participating preferred stock. Under this plan, a preferred share purchase right was issued as a dividend on each outstanding share of our common stock as of September 17, 1998. This preferred share purchase right entitles its holder to purchase from us a unit consisting of 1/100th of a share of our series A junior participating preferred stock at an exercise price of $125 per unit, subject to adjustment. Each unit carries voting and dividend rights that are intended to produce the equivalent of one share of common stock. These rights expire on September 10, 2008.

The preferred share purchase rights granted under the stockholder rights plan will be exercisable and will trade separately from our common stock only if a person or group acquires beneficial ownership of 20% or more of our common stock or commences a tender or exchange offer that would result in such a person or group owning 20% or more of our common stock, in each case in a transaction not approved by our board of directors. Only when one or more of these events occur will stockholders receive certificates for the rights granted under the stockholder rights plan.

If any person actually acquires 20% or more of our common stock, either through a tender or exchange offer for our common stock at a price and on terms that provide fair value to all stockholders or if a holder of 20% or more of our common stock engages in certain “self-dealing” transactions or engages in a merger or other business combination in which we survive and our common stock remains outstanding, the other holders of our common stock will be able to exercise their preferred share purchase rights and receive shares of our common stock having a value equal to double the exercise price of the right. Additionally, if we are involved in certain other mergers where our shares are exchanged or certain major sales of our assets occur, the holders of our common stock will be able to exercise their preferred share purchase rights and receive shares of the acquiring company having a value equal to double the exercise price of the right. In either case, the holders of the rights may, in lieu of exercise, surrender the rights in exchange for one-half of the amount of securities otherwise purchasable. Upon the occurrence of any of these events, the preferred share purchase rights will no longer be exercisable into series A junior participating preferred stock.

We will be entitled to redeem the preferred share purchase rights at $0.01 per right at any time until the 10th day following a public announcement that a person has acquired a 20% ownership position in our common stock. In our discretion, we may extend the period during which we can redeem these rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is StockTrans, Inc.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Pepper Hamilton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of ViroPharma Incorporated and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” effective January 1, 2006.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by ViroPharma in connection with the sale of the securities being registered. All amounts shown are estimates.

Amount
SEC registration fee	$	*
Trustee’s fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving		**
Miscellaneous expenses		**

Total		**

*	The registrant is deferring payment of the registration fee in reliance on Rules 456(b) and Rule 457(r) under the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (Section 145) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Certificate of Incorporation of the registrant limits the personal liability of directors to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.4 of the registrant’s bylaws provides for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of the registrant or any predecessor of the registrant, or serves or served any other enterprise as a director, officer or employee at the request of the registrant or any predecessor of the registrant.

The registrant has also entered into indemnity agreements with each of its directors and officers. These agreements may require the registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, as the case may be, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors’ and officers’ liability insurance if available on reasonable terms.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1		Form of Indenture dated March 19, 2007 between the Company and Wilmington Trust Company, as Trustee.

4.2		Specimen Common Stock certificate.

4.3

Amended and Restated Certificate of Incorporation of the Company, as amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 1999, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 24, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.4

Certificate of Designation establishing and designating the Series A Junior Participating Preferred Shares (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.5		Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

4.6

Rights Agreement, dated as of September 10, 1998, between ViroPharma Incorporated and StockTrans, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed September 21, 1998).

4.7		Amendment No. 1 to Rights Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.8		Amendment No. 2 to Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 3, 2005).

5.1		Opinion of Pepper Hamilton LLP.

12.1		Computation of ratio of earnings to fixed charges.

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1		Power of Attorney (included on signature page).

25.1		Statement of Eligibility of the Trustee.

*	To be filed as an exhibit to a Current Report on Form 8-K.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of each of the registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about each of the registrants or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (‘Act’) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Pennsylvania, on March 19, 2007.

VIROPHARMA INCORPORATED

By:	/s/ MICHEL DE ROSEN
Michel de Rosen President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel de Rosen and Vincent J. Milano and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHEL DE ROSEN Michel de Rosen	President, Chief Executive Officer; Chairman of the Board (Principal Executive Officer)	March 19, 2007

/s/ VINCENT J. MILANO Vincent J. Milano	Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 19, 2007

/s/ PAUL A. BROOKE Paul A. Brooke	Paul A. Brooke Director	March 19, 2007

/s/ WILLIAM CLAYPOOL, M.D. William Claypool, M.D.	William Claypool, M.D. Director	March 19, 2007

/s/ MICHAEL R. DOUGHERTY Michael R. Dougherty	Michael R. Dougherty Director	March 19, 2007

/s/ ROBERT J. GLASER Robert J. Glaser	Robert J. Glaser Director	March 19, 2007

/s/ JOHN R. LEONE John R. Leone	John R. Leone Director	March 19, 2007

/s/ HOWARD H. PIEN Howard H. Pien	Howard H. Pien Director	March 19, 2007

EXHIBIT INDEX

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.

4.1		Form of Indenture to be entered into by the Company and Wilmington Trust Company, as Trustee (including form of convertible notes).

4.2		Specimen Common Stock certificate.

4.3

Amended and Restated Certificate of Incorporation of the Company, as amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 1999, as further amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 24, 2000 (incorporated by reference to Exhibit 3.1 to the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.4

Certificate of Designation establishing and designating the Series A Junior Participating Preferred Shares (incorporated by reference to Exhibit 3.2 to the company’s Annual Report on Form 10-K for the year ended December 31, 1998).

4.5		Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).

4.6

Rights Agreement, dated as of September 10, 1998, between ViroPharma Incorporated and StockTrans, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K filed September 21, 1998).

4.7		Amendment No. 1 to Rights Agreement (incorporated by reference to Exhibit 4.2 to the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.8		Amendment No. 2 to Rights Agreement (incorporated by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K filed May 3, 2005).

5.1		Opinion of Pepper Hamilton LLP

12.1		Computation of ratio of earnings to fixed charges

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2		Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included on signature page)

25.1		Statement of Eligibility of the Trustee

*	To be filed as an exhibit to a Current Report on Form 8-K.